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                                                                     Exhibit 5.1

                         OPINION OF LATHAM & WATKINS LLP

November 17, 2004

CancerVax Corporation
2110 Rutherford Road
Carlsbad, CA 92008

            Re: Form S-8 Registration Statement
                8,176,722 Shares of Common Stock

      Ladies and Gentlemen:

            In connection with the registration by CancerVax Corporation, a Delaware corporation (the "COMPANY"), of an aggregate of 8,176,722 shares of common stock of the Company, par value $0.00004 per share (the "SHARES"), pursuant to the CancerVax Corporation Amended and Restated 2003 Equity Incentive Award Plan (the "PLAN"), under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 17, 2004 (as amended from time to time, the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus delivered in connection therewith other than as to the validity of the Shares.

            In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

            Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plan, and assuming that at the time of issuance of such Shares, the Company has a sufficient number of authorized but unissued shares under the Company's Amended and Restated Certificate of Incorporation, the Shares will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /s/ LATHAM & WATKINS LLP